Registration No. _______________
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           --------------------------


                          Boston Scientific Corporation
             (Exact name of Registrant as specified in its charter)

         Delaware                                          04-2695240
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                           One Boston Scientific Place
                        Natick, Massachusetts 01760-1537
                                 (508) 650-8000
  (Address and phone number of principal executive offices, including zip code)

                          -----------------------------

     Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan
                            (Full title of the plan)
                             ----------------------

                              Paul W. Sandman, Esq.
             Executive Vice President, Secretary and General Counsel
                          Boston Scientific Corporation
                           One Boston Scientific Place
                        Natick, Massachusetts 01760-1537
            (Name, address and telephone number of agent for service)

                            -------------------------


                         CALCULATION OF REGISTRATION FEE

                                               Proposed maximum          Proposed maximum
Title of securities      Amount to be         offering price per        aggregate offering          Amount of
to be registered        registered (1)              share                     price              registration fee
--------------------- -------------------   -----------------------   -----------------------   ------------------
Common                        20,000,000                $19.995(2)           $399,900,000(2)          $42,789.30
Stock, par value
$0.01 per share

----------------------

(1) This registration statement on Form S-8 (the "Registration Statement") relates to shares of common stock, par value $.01 per share, of Boston Scientific Corporation (the "Common Stock") issuable pursuant to the Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Boston Scientific Corporation's (the "Registrant") outstanding shares of Common Stock.
(2) Pursuant to Rule 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share as to the 20,000,000 shares of Common Stock registered with respect to shares sold under the Plan is based on the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on June 8, 2006 and is estimated solely for the purpose of calculating the registration fee.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*






























------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference into this Registration Statement:

                  (a) The Registrant's annual report on Form 10-K filed for the period ended December 31, 2005 (filed March 1, 2006).

                  (b) The Registrant's quarterly report on Form 10-Q filed for the period ended March 31, 2006 (filed May 10, 2006).

                  (c) The Registrant's Form S-4, first filed on February 6, 2006, as subsequently amended on March 2, 2006.

                  (d) The Registrant's Current Reports on Form 8-K, including any amendments thereto, filed March 3, 2006, March 8, 2006, March 17, 2006, March 20, 2006, March 31, 2006, April 7, 2006, April 12, 2006,
         April 18, 2006, April 20, 2006, April 26, 2006, April 26, 2006, May 12,
         2006, May 31, 2006 and June 9, 2006.

                  (e) The description of the Registrant's Common Shares under the heading "Description of Boston Scientific Capital Stock" contained in the Registration Statement on Form S-4 (Registration No. 333-131608) as originally filed by the Registrant with the Commission under the Securities Act on February 6, 2006 and amended on March 2, 2006.

                  In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  Under the Registrant's Second Restated Certificate of Incorporation, as amended, and Restated By-laws (and in accordance with Section 145 of the Delaware General Corporation Law), the Registrant will indemnify to the fullest extent permitted by the Delaware General Corporation Law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding. These include civil, criminal, administrative, investigative or other proceedings by reason of the fact that the person is or was a director, officer or employee of the Registrant, or is or was serving in that capacity or as an agent at the request of the Registrant for another entity.

                  The Registrant's indemnity covers expenses, judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the Registrant's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The Registrant will indemnify a person in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the Registrant in performance of his or her duty. Derivative actions are actions by the Registrant or in the Registrant's right to procure a judgment in the Registrant's favor. The Registrant's agents may be similarly indemnified at the discretion of the Registrant's board of directors.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons that control the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

                  See Exhibit Index.

Item 9.  Undertakings.

                (a)     The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                (i) to include any prospectus required by
                        Section 10(a)(3) of the Securities Act;

                                (ii) to reflect in the prospectus any facts or
                        events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                                (iii) to include any material information with
                        respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that the undertakings set forth in paragraphs
                (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                        (2) That, for the purpose of determining any liability
                under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a
                post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, Commonwealth of Massachusetts, on this 9th day of June, 2006.

                                                 BOSTON SCIENTIFIC CORPORATION



                                                 By: /s/ James R. Tobin
                                                    -------------------
                                                 Name:  James R. Tobin
                                                 Title: President and Chief
                                                        Executive Officer

                                POWER OF ATTORNEY

                   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Tobin, President and Chief Executive Officer, and Lawrence C. Best, Executive Vice President and Chief Financial Officer, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 9th day of June, 2006.

Signature                                   Title
---------                                   ------
/s/ Peter M. Nicholas
--------------------------
Name: Peter M. Nicholas                Chairman of the Board of Directors

/s/ James R. Tobin
--------------------------
Name: James R. Tobin                   President and Chief Executive Officer,
                                       Director


--------------------------
Name: John E. Abele                    Director

/s/ Ursula M. Burns
--------------------------
Name: Ursula M. Burns                  Director

/s/ Nancy-Ann DeParle
--------------------------
Name: Nancy-Ann DeParle                Director

/s/ Marye Anne Fox
--------------------------
Name: Marye Anne Fox                   Director

/s/ Joel L. Fleishman
--------------------------
Name: Joel L. Fleishman                Director

/s/ Ray J. Groves
--------------------------
Name: Ray J. Groves                    Director

/s/ Kristina M. Johnson
--------------------------
Name: Kristina M. Johnson              Director

/s/ Ernest Mario
--------------------------
Name: Ernest Mario                     Director

/s/ N.J. Nicholas, Jr.
--------------------------
Name: N.J. Nicholas, Jr.               Director

/s/ John E. Pepper
--------------------------
Name: John E. Pepper                   Director

/s/ Uwe E. Reinhardt
--------------------------
Name: Uwe E. Reinhardt                 Director

/s/ Warren B. Rudman
--------------------------
Name: Warren B. Rudman                 Director

/s/ Lawrence C. Best
--------------------------
Name: Lawrence C. Best                 Executive Vice President, Chief
                                       Financial Officer

/s/ Paul A. LaViolette
--------------------------
Name: Paul A. LaViolette               Chief Operating Officer



 *By:  /s/ James R. Tobin
      --------------------
      Attorney-in-Fact                 June 9th, 2006

                                  Exhibit Index

Exhibit No.       Description of Document

4.1 Second Restated Certificate of Incorporation of Boston Scientific Corporation (Exhibit 3.1, Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-11083); Certificate of Amendment of Second Restated Certificate of Incorporation of the Registrant (Exhibit 3.2, Annual Report on Form 10-K for the year ended December 31, 1994, File No. 1-11083); Certificate of Second Amendment of Second Restated Certificate of Incorporation of the Registrant (Exhibit 3.3, Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-11083); and Certificate of Third Amendment of Second Restated Certificate of Incorporation of the Registrant (Exhibit 3.4, Annual Report on Form 10-K for the year ended December 31, 2003).

4.2 Form of Certificate of Amendment of the Second Restated Certificate of Incorporation of Boston Scientific Corporation (incorporated by reference to the Registration Statement on Form S-4 (Registration No. 333-131608)) filed by the Registrant on February 6, 2006, as amended by Amendment No. 1 to Form S-4 filed by the Registrant on March 2, 2006).

4.3 Restated By-Laws of Boston Scientific Corporation (Exhibit 3.2, Registration No. 33-46980).

4.4 Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan (incorporated by reference to Appendix A to
                  Schedule 14A filed on April 10, 2006 for the year ended December 31, 2005).

5.1* Opinion of Shearman & Sterling LLP regarding the legality of the securities being registered.

23.1*             Consent of Ernst & Young LLP.

23.2*             Consent of Ernst & Young LLP.

23.3              Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

24.1              Power of Attorney (included on signature page).


------------------
*    Filed herewith.